                                                                     EXHIBIT 4.3

                                  $120,000,000

                              WOLVERINE TUBE, INC.

                          10 1/2% SENIOR NOTES DUE 2009

                               PURCHASE AGREEMENT

                                                                  March 22, 2002

CREDIT SUISSE FIRST BOSTON CORPORATION,
  As Representative of the Several Purchasers,
    Eleven Madison Avenue,
      New York, N.Y. 10010-3629

Ladies and Gentlemen:

      1. Introductory. Wolverine Tube, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "PURCHASERS") U.S.$120,000,000 principal amount of its 10 1/2% Senior Notes Due 2009 (the "NOTES"). The Notes will be unconditionally guaranteed (each, a "GUARANTEE") on a senior unsecured basis by TF Investor, Inc., Tube Forming, L.P., Wolverine Finance Company, Wolverine China Investments, LLC, STPC Holding, Inc., Small Tube Manufacturing Corporation and Wolverine Joining Technologies, Inc. and each other subsidiary of the Company that executes the Indenture (as defined below) as a guarantor on the Closing Date (as defined below) and each other subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture (the "GUARANTORS"). The Notes will be issued under an indenture, dated as of March 27, 2002 (the "INDENTURE"), among the Company, the Guarantors and First Union National Bank ("Wachovia"), as Trustee. The Notes and the Guaranties are together referred to as the "OFFERED SECURITIES". The United States Securities Act of 1933 is herein referred to as the "SECURITIES ACT."

      Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the date hereof, in substantially the form of Exhibit I hereto, for so long as such Offered Securities constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 10 1/2% Senior Notes in a like aggregate principal amount as the Company issued under the Indenture, identical in all material respects to the Initial Securities (as defined in the Registration Rights Agreement) and registered under the Securities Act (the "EXCHANGE SECURITIES"), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the "REGISTERED EXCHANGE OFFER") and (ii) under the circumstances set forth therein, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Offered Securities and to use its reasonable best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Registered Exchange Offer. The Offered Securities and the Exchange Securities are referred to collectively as the "SECURITIES".

      The following transactions (collectively, the "Transactions") will occur concurrently with the consummation of the issue and sale of the Offered Securities as set forth herein: (i) the Company will obtain a U.S.$37,500,000 senior secured revolving credit facility (the "SENIOR CREDIT FACILITY"), under a credit agreement and related documentation among the Company, the lenders party thereto and Wachovia, as administrative agent (the "CREDIT AGREEMENT"), and (ii) the Company will use the net proceeds of the Offered Securities, together with its borrowings under the Senior Credit Facility, if any, to (A) repay the outstanding indebtedness under and to terminate the Company's existing revolving credit facility and (B) pay transaction costs relating to the issue and sale of the Offered Securities and the Senior Credit Facility.
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      The Company and the Guarantors jointly and severally hereby agree with the several Purchasers as follows:

      2. Representations and Warranties of the Company. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the several Purchasers that:

            (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circulars (the "PRELIMINARY OFFERING CIRCULARS") and offering circulars (the "OFFERING CIRCULARS"), as supplemented as of the date of this Agreement, together with the documents, if any, listed in Schedule C hereto and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "OFFERING DOCUMENT". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "COMMISSION") and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") which have been filed by the Company with the Commission or sent to stock holders pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

            (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

            (c) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except where the failure to be so qualified and in good standing would not have a Material Adverse Effect (as defined below) all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

            (d) The entities listed on Schedule D hereto are the only subsidiaries, direct or indirect, of the Company.

            (e) The Notes have been duly authorized by the Company; each Guarantee has been duly authorized by each respective Guarantor; the Indenture has been duly authorized by the Company and each Guarantor; and when the Indenture is executed and delivered by Wachovia and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Offering Document under the caption "Description of the Notes", and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company and each Guarantor, as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.
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            (f) On the Closing Date (as defined below), the Exchange Securities will have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (g) On the Closing Date (as defined below) the Guarantee to be endorsed on the Exchange Securities by each Guarantor will have been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform in all material respects to the description thereof contained in the Offering Document. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (h) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date (as defined below) when the Registration Rights Agreement has been duly executed and delivered by the Purchasers and the Offered Securities have been delivered and paid for pursuant to the Indenture and this Agreement, the Registration Rights Agreement will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. On the Closing Date (as defined below), the Registration Rights Agreement will conform as to legal matters in all material respects to the description thereof in the Offering Document under the caption "Description of the Notes".

            (i) Except as disclosed or reflected in the fees and expenses set forth in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment.

            (j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company under any applicable law for the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement in connection with the issuance and sale of the Notes by the Company or for the issuance of the Guaranties by the Guarantors or the Credit Agreement; except for (i) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective, or (ii) as may be required under state or foreign securities laws or (iii) those as to which the failure to obtain would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated by this Agreement.

            (k) There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Guaranties registered pursuant to any Registration Statement.

            (l) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

            (m) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

            (n) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme by the Company to evade the registration provisions of the Securities Act.

            (o) The execution, delivery and performance of the Credit Agreement, the Indenture, this Agreement and the Registration Rights Agreement by the Company and each of the Guarantors (to the extent each is a party thereto) and the issuance and sale of the Offered Securities by the Company and each of the Guarantors, as the case may be, and compliance by each of them with the terms and provisions thereof, as applicable, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (ii) any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement except in the case of clause (i) for such breaches, violations and defaults as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

            (p) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

            (q) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

            (r) The Company and its subsidiaries (A) possess all material certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, and (B) have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (s) Except as disclosed in the Offering Document, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

            (t) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (u) Except as disclosed in the Offering Document, neither the
      Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or, to the Company's
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                                                                               5


      knowledge, is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

            (v) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Credit Agreement, the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

            (w) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

            (x) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor to the knowledge of the Company any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (y) The Company is subject to the reporting requirements of either
      Section 13 or Section 15(d) of the United States Securities Exchange Act of 1934 (the "Exchange Act") and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

            (z) None of the Company or any Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and none of the Company or any Guarantor is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be, an "investment company" as defined in the Investment Company Act.

            (aa) No securities of the Company or any of its subsidiaries of the same class (within the meaning of Rule 144A(d)(3) under the Securities
      Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the EXCHANGE ACT or quoted in a U.S. automated inter-dealer quotation system.

            (bb) The offer and sale of the Offered Securities to the Purchasers and initial resale by the Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, Regulation D and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT") assuming the accuracy of the Purchasers' representations, warranties and their compliance with the agreements set forth in Section 4 hereof.

            (cc) None of the Company, the Guarantors and any of their affiliates, nor any person acting on its or their behalf (except with respect to the Purchasers, as to whom the Company makes no representation)
      (i) have, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) have offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or
      (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("REGULATION S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation
      S. The Company, the Guarantors, their affiliates and any person acting on its or their behalf (except with respect to the Purchasers, as to whom the Company makes no representation) have complied and will comply with the offering restrictions requirement of Regulation S. None of the Company and the Guarantors have entered, and none will enter, into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Guarantors agree to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors, at a purchase price of 96.288% of the principal amount thereof at maturity plus accrued interest from March 22, 2002 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

      The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the "REGULATION S SECURITIES") in the form of one or more permanent global Securities in registered form without interest coupons (the "OFFERED REGULATION S GLOBAL SECURITIES") which will be deposited with Wachovia as custodian for The Depository Trust Company ("DTC") for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR"), and Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A SECURITIES") in the form of one permanent global security in definitive form without interest coupons (the "RESTRICTED GLOBAL SECURITIES") deposited with Wachovia as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Until the termination of the restricted period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book- entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Document.

      Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company at the office of Cravath, Swaine & Moore at 10:00 A.M., (New York time), on March 27, 2002, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date", against delivery to Wachovia as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the Offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

      4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

      Terms used in this subsection (b) have the meanings given to them by Regulation S.

            (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

            (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

            (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to Wolverine or any of the Subsidiary Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

      5. Certain Agreements of the Company and the Guarantors. The Company and the Guarantors agree with the several Purchasers that:

            (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent which shall not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (b) The Company will promptly furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests, and the Company will furnish to CSFBC on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time while any of the Securities remain outstanding when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

            (c) The Company and the Guarantors will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

            (d) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

            (e) During the period of two years after the Closing Date, the Company and each Guarantor will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

            (f) During the period of two years after the Closing Date, neither the Company nor any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            (g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of Wachovia and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto, (vi) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, and (vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Company's officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers. Such amount may be deducted from the purchase price for the Offered Securities set forth in Section 3 hereof.

            (h) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

            (i) For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, without the prior written consent of the Purchasers, the Company or any Guarantor will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company or any Guarantor and having a maturity of more than one year from the date of issue except issuances of Offered Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof. None of the Company, the Guarantors and any of their respective affiliates will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

      6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of its obligations hereunder and to the following additional conditions precedent:

            (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young in agreed form confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and to the effect that:

                  (i) in their opinion the financial statements examined by them and included in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                  (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) at the date of the latest available balance sheet
                  read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                        (B) for the period from the closing date of the latest
                  income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Offering Document, in consolidated net sales, net operating income, consolidated income from continuing operations, net income, or in the ratio of earnings to fixed charges; except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document disclose have occurred or may occur or which are described in such letter; and

                  (iii) they have compared specified dollar amounts (or
            percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

            (b) Subsequent to the execution and delivery of this Agreement until the Closing Date, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

            (c) Concurrently with or prior to the issuance and sale of the Offered Securities by the Company, the transactions contemplated by the Credit Agreement shall have occurred; and there shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Credit Agreement) no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the Credit Agreement.

            (d) The Purchasers shall have received an opinion, dated the Closing Date, of Dewey Ballantine LLP, special counsel for the Company and the Guarantors, to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular; and the Company is duly qualified to do business as a foreign corporation in the states identified in Schedule B-1.

                  (ii) The Indenture has been duly authorized, executed and
            delivered by the Company and each Guarantor organized under the laws of the State of Delaware (each, a "Delaware Guarantor"); the Notes have been duly authorized and executed by the Company. When the Registration Rights Agreement and the Indenture have been duly executed and delivered by Wachovia and the parties other than the Company and the Delaware Guarantors, and the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with this Agreement, the Indenture, the Notes and the Registration Rights Agreement will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights generally and to general equity principles regardless of whether enforcement is sought in law or equity.

                  (iii) The Exchange Securities have been duly authorized by the
            Company and each Delaware Guarantor; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Delaware Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles regardless of whether enforcement is sought in law or equity.

                  (iv) The Guarantee to be endorsed on the Offered Securities by each Delaware Guarantor has been duly authorized by each such Guarantor. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guarantee of each Delaware Guarantor endorsed thereon will be a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights generally and to general equity principles regardless of whether enforcement is sought in law or equity.

                  (v) The Guarantee to be endorsed on the Exchange Securities by each Delaware Guarantor has been duly authorized by each such Guarantor. When the Exchange Securities have been issued, executed, authenticated and delivered in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Delaware Guarantor endorsed thereon will be a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights generally and to general equity principles regardless of whether enforcement is sought in law or equity.

                  (vi) Neither the Company nor any Guarantor is and, after
            giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Circular, none of them will be an "investment company" as defined in the Investment Company Act.

                  (vii) No consent, approval, authorization or order of, or
            filing with, any U.S. Federal, New York or Delaware governmental agency or body or court is required by the Company or the Delaware Guarantors (or, with respect to U.S. Federal governmental agencies, bodies or courts only, Wolverine Finance Company), for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities by the Company, except (a) such as may be required under state securities laws (with respect to which counsel need express no opinion); (b) in connection with the registration of the Exchange Securities, or the filing and effectiveness of the Exchange Offer Registration Statement and the Shelf Registration Statement, all pursuant to the Registration Rights Agreement, (c) for the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, in connection with the Exchange Offer or the Shelf Registration Statement and (d) for such consents, approvals, authorizations, orders, or filings the failure to so make or obtain as would not have a Material Adverse Effect and would not materially adversely effect on the consummation of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

                  (viii) The execution, delivery and performance of the
            Indenture, this Agreement and the Registration Rights Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in (i) a breach or violation of any of the terms and provisions of, or constitute a default under, any U.S. Federal or New York statute, rule or regulation, the Delaware General Corporation Law, Delaware Limited Liability Company Act or Delaware Revised Uniform Limited Partnership Act or, to the extent known to such counsel, order of any U.S. Federal, New York or Delaware governmental agency or body or court having jurisdiction over the Company or any Delaware Guarantor or any of the Company's other Delaware subsidiaries or any of their properties except for such breaches, violations and defaults as would not, individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Transactions; (ii) a material breach or violation of any of the terms of, or constitute a material default under any material agreement or instrument to which the Company, any Delaware Guarantor or any such subsidiary is a party or by which the Company, any Delaware Guarantor or any such subsidiary is bound or to which any of the properties of the Company, any Delaware Guarantor or any such subsidiary is subject which agreement or instrument is filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 or to any subsequent report filed with the SEC pursuant to the Exchange Act (except for breaches, violations or defaults under any financial covenants, ratios or tests, as to which such counsel need express no opinion); or (iii) a breach or violation of any of the terms or provisions of the charter or by-laws of the Company, any Delaware Guarantor or any such subsidiary.

                  (ix) This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (xi) Assuming the representations of the Purchasers set forth in Section 4 of this Agreement are true, complete and correct and assuming compliance by the Purchasers with the covenants set forth in this Agreement and with applicable U.S. Federal and state securities laws in connection with the initial resale of the Offered Securities, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company and the Guarantors to the several Purchasers pursuant to this Agreement or
            (ii) the initial resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement and the Offering Circular, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

                  (xii) The information set forth under the caption "Description of the Notes" in the Offering Circular, insofar as it constitutes summaries of the terms of contracts and other documents including, without limitation, the Indenture, the Notes, the Guarantees and the Exchange Securities, summarizes in all material respects the terms of such contracts and documents.

In addition, such counsel shall state that it has participated in conferences with representatives of the Company, representatives of the independent certified public accountants for the Company and your representatives, at which the contents of the Offering Document and related matters were discussed and, although it has not undertaken to determine independently, nor does such counsel pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Offering Document, or any amendment or supplement thereto, or any Exchange Act Report incorporated by reference therein, on the basis of and subject to the foregoing, no facts have come to such counsel's attention that cause such counsel to believe that the Offering Circular, or any amendment or supplement thereto prior to the date of such opinion, or any Exchange Act Report incorporated by reference therein as of its date and the date of this letter, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, except as to the financial statements and the notes thereto and the schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel shall express no view).

            (e) The Purchasers shall have received an opinion, dated the Closing Date, of Balch & Bingham LLP, counsel for the Company and the Delaware Guarantors, to the effect that: Each Delaware Guarantor is a corporation, limited liability company or limited partnership validly existing and in good standing under the laws of its state of incorporation or organization, with the requisite power and authority to own its properties and conduct its business as described in the Offering Document; and each Delaware Guarantor is duly qualified to do business as a foreign entity in good standing in the respective states identified in Schedule B-3 hereto. All of the issued and outstanding capital stock or other equity interests of each of the Delaware Guarantors has been duly authorized and validly issued, is fully paid and nonassessable and is owned of record, directly or through subsidiaries, by the Company.

In addition, such counsel shall state that it has participated in conferences with representatives of the Company, representatives of the independent certified public accountants for the Company and your representatives, at which the contents of the Offering Document and related matters were discussed and, although it has not undertaken to determine independently, nor does such counsel pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Offering Document, or any amendment or supplement thereto, or any Exchange Act Report incorporated by reference therein, on the basis of and subject to the foregoing, no facts have come to such counsel's attention that cause such counsel to believe that the Offering Circular or any amendment or supplement thereto prior to the date of such opinion, or any Exchange Act Report incorporated by reference therein, as of its date and the date of this letter, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, except as to the financial statements and the notes thereto and the schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel shall express no view).

            (f) The Purchasers shall have received an opinion of Johann R. Manning, Jr., General Counsel of the Company, to the effect that:

                  (i) The Indenture has been duly authorized, executed and
            delivered by Wolverine Finance Company, a Tennessee corporation ("Wolverine Finance").

                  (ii) The Guarantee to be endorsed on the Offered Securities by
            Wolverine Finance has been duly authorized by Wolverine Finance, and has been duly executed and delivered by Wolverine Finance. When the Offered Securities have been issued, executed, authenticated and delivered in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guarantee of Wolverine Finance endorsed thereon will be a valid and legally binding obligation of Wolverine Finance, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles regardless of whether enforcement is sought in law or in equity.

                  (iii) The Guarantee to be endorsed on the Exchange Securities by Wolverine Finance has been duly authorized by Wolverine Finance, and has been duly executed and delivered by Wolverine Finance. When the Exchange Securities have been issued, executed, authenticated and delivered in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of Wolverine Finance endorsed thereon will be a valid and legally binding obligation of Wolverine Finance, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles regardless of whether enforcement is sought in law or in equity.

                  (iv) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement and the Issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of the properties of the Company or any Guarantor is subject except for such breaches, violations and defaults as would not, individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement.

                  (v) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement and compliance with the terms and provisions thereof by Wolverine Finance will not result in (i) a breach or violation of any of the terms and provisions of, or constitute a default under, any U.S. Federal statute, rule or regulation or, to the extent known to such counsel, order of any U.S. Federal government agency or body or court having jurisdiction over Wolverine Finance or any of its properties, except for such breaches, violations and defaults as would not, individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Transactions; or (ii) a breach or violation of any of the terms and provisions of the charter or by-laws of Wolverine Finance.

                  (vi) There are no contracts, agreements or understandings
            between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Guaranties registered pursuant to any Registration Statement;

                  (vii) The Company is duly qualified to do business as a
            foreign entity in good standing in the states in which its ownership or lease of property or the conduct of its business requires such qualification (which jurisdiction are set forth on Schedule B-2) except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each Guarantor is duly qualified to do business as a foreign entity in good standing in the states in which its ownership or lease of property or the conduct of its business requires such qualification (which jurisdictions are set forth in Schedule B-3) except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; and

                  (viii) There are no pending actions, suits or proceedings
            against or affecting the Company or any Guarantor, any of the Company's subsidiaries or any of their respective properties that, if determined adversely to the Company or any Guarantor or any of the Company's other subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or any Guarantor to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to such counsel's knowledge, contemplated except as disclosed in the Offering Document.

            (g) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering, the exemption from registration for the offer and sale of the Offered Securities by the Company and the Guarantors to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company and each of the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (h) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company and each of the Guarantors in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company and each of the Guarantors in this Agreement are true and correct, that the Company and each of the Guarantors have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Offering Document or Exchange Act Reports there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Guarantors and each of the Company's other subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or Exchange Act Reports or as described in such certificate.

            (i) The Purchasers shall have received a letter, dated the Closing Date, of Ernst & Young which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

            (j) Concurrently with or prior to the issuance and sale of the Offered Securities by the Company, the initial borrowings under the Credit Agreement, if any, shall have occurred. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Transactions) no condition that would constitute a default under the Credit Agreement or any related document thereto.

            (k) The Purchasers shall be satisfied that a Report of Independent Auditors on the Company's audited consolidated financial statements as of December 31, 2001, dated March 11, 2002 and the Closing Date, of Ernst & Young will be reissued and delivered concurrently with the issuance and sale of the Offered Securities and the Transactions on the Closing Date, which shall replace the fifth paragraph in Ernst & Young's Report of Independent Auditors dated March 11, 2002 (which report is contained in each of the Preliminary Offering Circular and the Offering Circular) with a paragraph substantially identical to the following:

            "Since the date of completion of our audit of the accompanying financial statements and initial issuance of our report thereon dated March 11, 2002, which report contained an explanatory paragraph regarding the Company's ability to continue as a going concern, the Company, as discussed in Note X, has completed the sale of $120 million in Senior Notes and has obtained a new $37.5 million secured revolving credit facility. Therefore, the conditions that raised substantial doubt about whether the Company will continue as a going concern no longer exist."

      The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

      7. Indemnification and Contribution. (a) The Company and the Guarantors, jointly and severally will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Document, if the Company had previously furnished, in a reasonably prompt manner, copies thereof to such Purchaser.

            (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of
(i) the following information in the Offering Document furnished on behalf of each Purchaser: under the caption "Plan of Distribution" paragraphs three and ten, the names of the purchasers set forth in paragraph one, the second sentence of paragraph four, the third sentence of paragraph nine and the penultimate sentence and the last sentence of paragraph eleven; and (ii) the following information in the Offering Document furnished on behalf of First Union Securities, Inc.: under the caption "Plan of Distribution", paragraph twelve; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof. If an indemnified party shall fail so to notify the indemnifying party, the indemnifying party shall be relieved from any liability which it may have to such indemnified party under subsections (a) or (b) above to the extent it was materially prejudiced by the failure to give such notice; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

            (e) The obligations of the Company and each of the Guarantors under this Section shall be in addition to any liability which the Company and each of the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.

      8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the non-defaulting Purchaser may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the non-defaulting Purchaser and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and each Guarantor or each of its respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors and each of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause, (iv), (v), or (vii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

      10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 200 Clinton Avenue West, Suite 1000, Huntsville, AL 35801, Attention: Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

      12. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

      15. Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                             Very truly yours,

                             WOLVERINE TUBE, INC.

                             By: /s/ James E. Deason
                                ------------------------------------------------
                                Name:  James E. Deason
                                Title: Executive Vice President, Chief
                                       Financial Officer and Secretary

                             TF INVESTORS, INC.

                             By: /s/ James E. Deason
                                ------------------------------------
                                Name: James E. Deason
                                Title: Vice President and Treasurer


                             TUBE FORMING, L.P.

                             By: Wolverine Tube, Inc., as General Partner.
                                ------------------------------------------------
                                Name:
                                Title:

                             By: /s/ James E. Deason
                                ------------------------------------------------
                                Name: James E. Deason
                                Title: Executive Vice President, Chief
                                       Financial Officer and Secretary


                             WOLVERINE FINANCE COMPANY, INC.

                             By: /s/ James E. Deason
                                ------------------------------------------------
                                Name: James E. Deason
                                Title: Vice President and Treasurer


                             WOLVERINE CHINA INVESTMENTS, LLC

                             By: Wolverine Tube, Inc., as Managing Member
                                ------------------------------------------------
                                Name:
                                Title:

                             By: /s/ James E. Deason
                                ------------------------------------------------
                                Name: James E. Deason
                                Title: Executive Vice President, Chief
                                       Financial Officer and Secretary


                             STPC HOLDING, INC.

                             By: /s/ James E. Deason
                                ------------------------------------------------
                                Name: James E. Deason
                                Title:   Vice President and Treasurer

                             SMALL TUBE MANUFACTURING CORP.

                             By: /s/ James E. Deason
                                ------------------------------------------------
                                Name: James E. Deason
                                Title:   Vice President and Treasurer


                             WOLVERINE JOINING TECHNOLOGIES, INC.

                             By: /s/ James E. Deason
                                ------------------------------------------------
                                Name: James E. Deason
                                Title:  Vice President and Treasurer

The foregoing Purchase Agreement
is hereby confirmed and accepted as
of the date first above written.

CREDIT SUISSE FIRST BOSTON
CORPORATION


By: /s/ Colleen A. Burke
   -------------------------------------
   Name: Colleen A. Burke
   Title: Managing Director

   Acting on behalf of itself and as the
   Representative of the several Purchasers

                                   SCHEDULE A

                                                                               Principal Amount of
           Manager                                                              Offered Securities
           -------
           Credit Suisse First Boston Corporation............................      $ 102,000,000
           First Union Securities, Inc.......................................      $  18,000,000

                                                                                   -------------

                                        Total................................      $ 120,000,000
                                                                                   =============

                                  SCHEDULE B-1

                                     STATE OF
                                     INCORPORATION/                       FOREIGN
ENTITY                               ORGANIZATION                         QUALIFICATIONS
WOLVERINE TUBE,                      Delaware                             Mississippi, North
INC.                                                                      Carolina, Oklahoma,
                                                                          Texas

                                  SCHEDULE B-2

                                     STATE OF
                                     INCORPORATION/                       FOREIGN
ENTITY                               ORGANIZATION                         JURISDICTIONS
WOLVERINE TUBE,                      Delaware                             Alabama, Mississippi,
INC.                                                                      North Carolina,
                                                                          Oklahoma, Tennessee,
                                                                          Texas

                                  SCHEDULE B-3

                              WOLVERINE TUBE, INC.

                                U.S. SUBSIDIARIES

                                     STATE OF
                                     INCORPORATION/                       FOREIGN
ENTITY                               ORGANIZATION                         QUALIFICATIONS
TF INVESTOR, INC.                    Delaware                             --

TUBE FORMING, L.P.                   Delaware                             Texas

WOLVERINE                            Tennessee                            --
FINANCE
COMPANY

WOLVERINE CHINA                      Delaware                             --
INVESTMENTS, LLC

STPC HOLDING,                        Delaware                             --
INC.

SMALL TUBE                           Delaware                             Mississippi
MANUFACTURING                                                             Pennsylvania
CORPORATION

WOLVERINE                            Delaware                             California
JOINING                                                                   New Jersey
TECHNOLOGIES,                                                             Rhode Island
INC.                                                                      Texas

                                   SCHEDULE C

                        List of Documents Delivered with

                                Offering Circular

                                      NONE

                                   SCHEDULE D

                                  Subsidiaries

                                         DIRECT/INDIRECT
                                        OWNERSHIP INTEREST
                                        OF WOLVERINE TUBE,    JURISDICTION OF    ISSUED AND OUTSTANDING CAPITAL
             SUBSIDIARY                        INC.             ORGANIZATION                 STOCK
             ----------                 ------------------    ---------------    ------------------------------
TF Investor, Inc.                              100%               Delaware       100 shares common stock

Tube Forming, LP                               100%               Delaware       99% limited partnership int.
                                                                                 1% general partnership int.

1105836 Ontario, Inc.                          100%                Ontario       1063 common shares

1158909 Ontario, Inc.                          100%                Ontario       10,500,001 common shares

Wolverine Tube (Canada) Inc.                   100%                Ontario       50,000 common shares
                                                                                 18,700 Class A Pref. Shares
Wolverine Finance Company                      100%               Tennessee      1000 shares common stock

STPC Holding, Inc.                             100%               Delaware       100 shares common stock

Small Tube Manufacturing Corp.                 100%               Delaware       100 shares common stock

Small Tube Europe, N.V.                        74%               Netherlands     75,000 cumulative pref.
                                                                                 52,500 common

Small Tube Poland, Inc.                        100%                Poland        Not ascertainable, but 100% is
                                                                                 owned indirectly by Wolverine
                                                                                 Tube, Inc.
Wolverine Europe (EURL)                        100%                French        Not applicable

Wolverine Tube Asia, LTD                       100%               Hong Kong      10,000 Ordinary Shares

Wolverine Tube International LTD               100%               U.S.V.I.       F16

Wolverine Joining Technologies, Inc.
                                               100%               Delaware       1000 shares common stock
Wolverine Joining Technologies
(Canada) Inc.                                  100%                Canada        1,000 Class A common shares

1263143 Ontario, Inc.                          100%                Ontario       7,800,001 common shares

Wolverine Tube BV                              100%                 Dutch        200 common shares

                                         DIRECT/INDIRECT
                                        OWNERSHIP INTEREST
                                        OF WOLVERINE TUBE,    JURISDICTION OF    ISSUED AND OUTSTANDING CAPITAL
             SUBSIDIARY                        INC.             ORGANIZATION                 STOCK
             ----------                 ------------------    ---------------    ------------------------------
Wolverine China Investments, LLC               100%               Delaware       99% interests Wolverine Tube
                                                                                 (Canada) Inc.
                                                                                 1% interests Wolverine Tube, Inc.

Wolverine Tube (Shanghai) Co., Ltd.            100%                Chinese       Not applicable

Wolverine European Holdings BV                 100%                 Dutch        18,200 shares

Wolverine Scholte Metalen BV                   100%                 Dutch        18,200 shares

Wolverine Ratcliffs, Inc.                     85.9%                Canada        745 common shares

Ratcliffs Copper and Brass Sales,             85.9%                  UK          Two 1(pound) ordinary shares
Ltd.

Wolverine Tubagem  (Portugal) LDA              100%               Portugal       499900 euro Wolverine Tube BV

                                                                                 100 euro Wolverine European
                                                                                 Holdings BV